PLACEMENT AGENT AGREEMENT

         AGREEMENT dated as of August ____, 2005, by and between Bear, Stearns & Co. Inc. ("Bear Stearns") and Mezzacappa Investors, LLC, a Delaware limited liability company (the "Investment Manager"). NOW, THEREFORE, the parties hereby agree as follows:

         1. Appointment As Placement Agent.

         (a) The Investment Manager acts as the investment manager for each of the companies named in Appendix A hereto (each, a "Fund"), each of which is registered under the U.S. Investment Company Act of 1940, as amended (the "1940 Act") as a closed-end management investment company and issues and sells limited liability company interests representing beneficial interests in such company ("Interests") in accordance with a prospectus issued by the Fund(s), as amended and supplemented from time to time.

         (b) The Investment Manager hereby appoints Bear Stearns, on a non-exclusive basis, to represent the Investment Manager in connection with the introduction of prospective investors ("Prospective Investors") to the Fund(s). Prospective Investors means and may include individual and institutional investors of all types, including individuals, trusts, estates, partnerships and associations; banks, thrifts, insurance companies and other financial institutions; investment companies and other pooled investment vehicles; all tax-exempt organizations, such as those subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and other public and private pension funds, endowments and foundations, together with their affiliates and investment management consultants.

         (c) Bear Stearns hereby accepts such appointment, pursuant to which it will use reasonable efforts to introduce Prospective Investors to acquire Interests in the Fund(s).

         2. The Program(s).

         (a) Bear Stearns has included the Fund(s) listed in Appendix A hereto in its Alternative Investments Platform (the "Program"), pursuant to which Bear Stearns makes various investment funds (registered and unregistered) available for investment by its clients ("Program Clients"), including certain Prospective Investors. Representatives of Bear Stearns may assist Program Clients in selecting from the available investment funds, as set forth in the investor's Program Client agreement. Program Clients are charged an asset-based fee by Bear Stearns based on the value of the assets in their accounts.

         (b) Bear Stearns will periodically review the investment funds included in the Program (including the Fund(s)) and add investment funds to or subtract investment funds from the Programs as it, in its sole discretion, deems appropriate, and classify and reclassify them as Bear Stearns deems appropriate and necessary for purposes of including them in a particular Program's designated asset classes.

         3. Duties of Bear Stearns.

         (a) Bear Stearns shall use reasonable efforts on behalf of Investment Manager to introduce Prospective Investors (which may include, but will not be limited to, certain Program Clients) to invest in the Fund(s).

         (b) Bear Stearns will identify for the Investment Manager the Prospective Investors that Bear Stearns wishes to refer to the Investment Manager and make available to the Investment Manager certain information pertaining to Prospective Investors who express an interest in obtaining additional information about a Fund, including information contained in the Fund Disclosure Documents (as defined below). The Investment Manager agrees that it will ask any prospective investor that contacts it or the Fund(s) on an unsolicited basis whether it was introduced by Bear Stearns.





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         (c) In connection with such activities, at the start of any introduction of a Prospective Investor, Bear Stearns shall provide such Investor with a current copy of (i) the Investment Manager Brochure (as defined below), as applicable; and (ii) the written disclosure document of Bear Stearns, substantially in the form attached hereto as Exhibit I, and any amendment or supplement to such documents, if applicable. Bear Stearns further agrees to obtain, as applicable, from each Prospective Investor that Bear Stearns seeks to introduce to the Fund(s) a signed and dated acknowledgement that it has received such documents, and to deliver such acknowledgement promptly to the Investment Manager.

         (d) Bear Stearns shall use reasonable efforts subsequent to each initial contact with a Prospective Investor to introduce such Prospective Investor to the Fund(s), including but not limited to setting up personal meetings between such Prospective Investors, Bear Stearns and/or the Investment Manager.

         (e) The Investment Manager, Board of Managers or other agents or service providers duly authorized and appointed to act by and on behalf of the Fund in accordance with the Fund's constitutional documents shall be responsible for qualifying and accepting a Prospective Investor as an investor in each applicable Fund. The Investment Manager shall be solely responsible for ensuring that the Fund Disclosure Documents (as defined below) are forwarded to a Prospective Investor that is identified by Bear Stearns, for reviewing any documents completed by or on behalf of a Prospective Investor with respect to any Fund, including applicable Fund subscription documents, and for accepting or rejecting any Prospective Investor as an investor in a Fund. The Investment Manager or Board of Managers, as applicable (i) may or may not accept, in its sole discretion, the subscription of a prospective investor to invest in the Funds; and (ii) may mandatorily redeem the investment of any prospective investor at any time, subject to the terms set forth in the applicable offering document pertaining to such Prospective Investor and applicable law. The term "Bear Stearns Investor" as used herein shall refer to (x) a Prospective Investor introduced by Bear Stearns pursuant to this Agreement whose assets are being managed, through the Fund(s), by the Investment Manager and (y) any investor that contacts the Investment Manager or the Fund on an unsolicited basis if such investor was made aware of the Investment Manager or the Fund by Bear Stearns.

         4. Information to Be Provided. The Investment Manager will provide Bear Stearns the following information and documents with respect to itself and each applicable Fund including, but not limited to, the information and documents set forth in this Section 4 immediately below; and will furnish written paper and electronic copies of any amendments to or changes in any of the documents referred to in this Section as soon as practicable after such amendments or changes become available:

         (a) A list of officers or other representatives of the Investment Manager who are authorized to instruct Bear Stearns in connection with the services it is obligated to provide under this Agreement;

         (b) A copy of (i) Parts I and II of Form ADV prepared for itself and/or any sub adviser to each Fund, if applicable. (Part II of Form ADV shall herein be referred to as the "Investment Manager Brochure") and (ii) the current sales literature of the Investment Manager (collectively, with Parts I and II of Form ADV, the "Manager Disclosure Documents");

         (c) In sufficient copies as Bear Stearns may reasonably request. (i) the current Investment Manager Brochure, if applicable, (ii) the current private placement memorandum of each Fund (collectively, the "Private Placement Memorandum"); and (iii) the current sales literature of each Fund (collectively, with each Fund's Private Placement Memorandum, the "Fund Disclosure Documents"). It shall also furnish, on a timely basis, all updates and supplements thereto to Bear Stearns, and in sufficient copies as Bear Stearns may reasonably request.

         (d) The Investment Manager shall: (i) complete, or cause to be completed, an initial questionnaire and any follow-up questionnaires, as requested by or for Bear Stearns (including questionnaires delivered each quarter requesting certain information such as Fund valuation, holdings, performance, sector weightings, and asset allocation); and (ii) deliver such completed questionnaires to Bear Stearns. Quarterly questionnaires will generally be delivered by Bear Stearns by facsimile or electronic mail. The Investment Manager shall deliver completed quarterly questionnaires to Bear Stearns within approximately ten (10) days of the request.



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         (e) The Investment Manager shall supply other relevant information about the Investment Manager (the Manager Disclosure Documents, together with all other information provided in writing or orally or electronically disclosed by or on behalf of the Investment Manager to Bear Stearns, including but not limited to, information set forth in the questionnaires and other information contemplated in Section 4(d) herein, shall collectively be referred to herein as, the "Investment Manager Information") and the Fund(s) (the Fund Disclosure Documents, together with all other information provided in writing or orally or electronically disclosed by or on behalf of the Fund to Bear Stearns, including but not limited to, information set forth in the questionnaires and other information contemplated in Section 4(d) herein, shall collectively be referred to herein as, "Fund Information") upon request (including, but not limited to, the operational forms attached hereto as Appendix B, and other questionnaires and forms, all of which as they may be amended from time to time, no later than the fifteenth (15th) calendar day of each calendar month using the format, medium and calculation methods specified by Bear Stearns and shall facilitate visits with Bear Stearns upon request. The Investment Manager further agrees to promptly forward to Bear Stearns copies of any statements of account, originally executed subscription documents and any and all other correspondence that it supplies, forwards to or otherwise receives from Bear Stearns Investors.

         (f) The Investment Manager shall furnish such opinions of legal counsel in form and substance satisfactory to Bear Stearns in Bear Stearns' sole discretion, a form of which is attached hereto as Appendix C (such opinions shall pertain to, among other things, due formation, etc. and, as applicable, compliance with the Investment Advisers Act of 1940, as amended (the "Advisers Act"), compliance with the 1940 Act, as amended).

         (g) The Investment Manager and Fund shall be solely responsible for the truthfulness, completeness, and accuracy of the Investment Manager Information and Fund Information and shall be solely responsible for any liability resulting from Bear Stearns' reliance on such Investment Manager Information and Fund Information, including any claims that such information was false, misleading, or otherwise in violation of any applicable law, regulation or rule.

         (h) The Investment Manager will promptly provide any information to a Prospective Client regarding: 1) any change or proposed change to a Fund's investment objectives and any material changes or proposed changes to its policies and restrictions; 2) any change or proposed change in to a Fund's investment adviser, sub adviser (if applicable) or other key personnel; or 3) a liquidation or other material change in a Fund.

         (i) To the extent the Investment Manager or Fund engages a third party administrative service provider ("Administrator") to provide services incident to this Agreement, the Investment Manager and Fund shall remain responsible to Bear Stearns and Bear Stearns Investors with respect to such services and, provided, further, that the Investment Manager or Fund, as applicable subjects any such Administrator to like conditions of confidentiality and non-use as set forth in Section 12 herein.

         5. Use of Parties' Names and Distribution of Information.

         (a) Without Bear Stearns's prior written consent, the Investment Manager will not cause or permit the use, description, or reference to Bear Stearns, or to the relationship contemplated by this Agreement, in any advertisement or promotional materials or activities, including, without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

         (b) Bear Stearns shall not make any written representations regarding the Investment Manager or a Fund without the prior written consent of Investment Manager, except as follows:

               (i) Bear Stearns may refer to any Fund as part of a list of funds available through any Program;

               (ii) Bear Stearns may disclose any fact or make any reference to any information concerning any Fund that is contained in and accurately derived from the Fund Information and Investment Manager Information provided by Investment Manager to or for Bear Stearns during any review of the Fund(s) or otherwise.



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               (iii) Based on the Fund Information and Investment Manager
               Information, Bear Stearns may prepare or have a vendor prepare at Bear Stearns's request, material that describes and analyzes information about each Fund (each, a "Fund Profile"). Bear Stearns will provide the Investment Manager with a copy of each Fund Profile for the Investment Manager's approval when it is initially prepared and thereafter at Bear Stearns's discretion. Once the Investment Manager has approved a Fund Profile, Bear Stearns will, in its discretion, decide how to use the Fund Profile, which may include making it available to Prospective Investors. After receiving the Investment Manager's initial approval of a Fund Profile, Bear Stearns will modify and/or update that Fund Profile periodically and send the Fund Profile to the Investment Manager for approval. The Investment Manager shall approve the Fund Profile in writing within three business days of receipt. Bear Stearns agrees that it shall not disseminate the Fund Profile prior to receipt of express written consent of the Investment Manager. Bear Stearns will have no liability to the Investment Manager or any Fund with respect to any information contained in the approved Fund Profiles.

         6. Transparency. Subject to applicable law and the Investment Manager and Fund providing any necessary disclosure to its investors, the Investment Manager agrees to provide Bear Stearns access to all of the Fund(s)' web-based prime broker, custodian, administrator or accountant reports and to accommodate reasonable requests for reports on the Fund(s)' portfolio. For the avoidance of doubt, the Investment Manager shall be under no obligation under this section or any other section of this Agreement to disclose to Bear Stearns the names of the investors in the Fund(s). The Investment Manager agrees to notify Bear Stearns of any such matters, events, occurrences, or changes that the Investment Manager, in its reasonable judgment, believes may be material to the Fund, to Bear Stearns or to Bear Stearns Investors. The Investment Manager agrees to permit Bear Stearns to review, during regular business hours and upon reasonable notice, at a Fund's or the Investment Manager's place of business, such records as Bear Stearns may request for the purpose of confirming compliance with the terms of this Agreement and the Fund Documents. Bear Stearns agrees to permit the Investment Manager to review, during regular business hours and upon reasonable notice, at Bear Stearns' place of business, such records of Bear Stearns Advisory Services as the Investment Manager may request for the purpose of confirming compliance with the terms of this Agreement. The Investment Manager understands and agrees that Bear Stearns may make certain of this information available to current and prospective investors in Fund. The Fund and the Investment Manager hereby undertake to provide and acknowledge and agree that they are solely responsible for ensuring that any and all disclosures required to be made to investors as a result of any information provided to Bear Stearns pursuant to this Section 6 shall be made prior to the Fund providing Bear Stearns with access to any of the such information. The Investment Manager agrees that if a Fund and/or the Investment Manager enters into any agreement or understanding with any other investor concerning the Fund and/or such investor's rights and obligations as an investor in the Fund, Bear Stearns Investors shall be entitled to any or all of the rights, remedies, privileges and benefits to which such other investor is entitled under the terms of such agreement or understanding as if such Bear Stearns Investor were themselves a party to such agreement or understanding.

         7. Representations and Warranties.

         (a) The Investment Manager agrees, represents and warrants on behalf of itself and the Fund (as applicable) that, as of the date hereof and for so long as the Agreement is in effect:

               (i) the Investment Manager is duly authorized to enter into this Agreement, and otherwise to act on behalf of the Fund(s) by the organizational documents, investment management agreement or selling group agreement of the Fund(s) as applicable, or by some other proper manner.

               (ii) the Investment Manager is registered with the Securities and Exchange Commission ("SEC") as an investment adviser under the Advisers Act or is not required to be registered.

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               (iii) the Fund Disclosure Documents, Investment Manager Brochure,
               all Fund Information and Investment Manager Information, and any amendments and supplements thereto, do not and will not contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

               (iv) each Fund has been duly formed and is validly existing as an investment entity in the relevant jurisdiction with its investors having the respective rights and obligations described in its offering documents. The Investment Manager will ensure that the Investment Manager and will use its best efforts to ensure that the Fund(s) will comply with all applicable laws, rules and regulations including, but not limited to, the Advisers Act and the 1940 Act.

               (v) with respect to each Fund, if applicable, a registration statement under the 1940 Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Fund shares being offered for sale, except as Investment Manager may specifically advise Bear Stearns, in writing, with respect to any state in which Fund shares are not registered or any required notice has not been filed.

               (vi) the Investment Manager's activities and all other actions taken by or in connection with the Fund(s) will comply with Rule 506 and other applicable provisions of Regulation D under the Securities Act, as amended ("Regulation D"). Without limiting any of the foregoing, neither the Investment Manager nor the Fund(s) will engage in any form of "general solicitation or advertising" within the meaning of Regulation D when performing its duties under this Agreement.

               (vii) the payment to Bear Stearns of any fees pursuant hereto (1) has been duly authorized by the Fund(s), the Investment Manager, Boards of Managers of the Fund(s), or any other persons to the extent such authorization is required to properly make such payment, (2) is properly disclosed in the relevant Fund offering material to the extent required, and (3) is in material conformity with all federal, state and industry laws or regulations to which the Fund or its agents are subject.

               (viii) the Investment Manager is responsible for and acknowledges that Bear Stearns is not responsible for: (i) any information contained in, and the compliance with all applicable laws, rules and regulations pertaining to any prospectus, registration statement, annual report, proxy statement, or advertising or marketing material of or related to any Fund (except for advertising or marketing materials prepared by Bear Stearns to the extent that any information contained therein is not furnished to or for Bear Stearns by the Investment Manager); (ii) the registration or qualifications of Fund shares under any federal or applicable state laws; (iii) the distribution and tabulation of proxies in accordance with all applicable laws, rules and regulations (except for such proxy related services provided by Bear Stearns or its mailing agent), and (iv) the compliance by the Investment Manager and each "affiliated person" thereof as that term is defined under the 1940 Act (an "Affiliate") with all applicable laws, rules and regulations, and the rules and regulations of each self-regulatory organization with jurisdiction over the Fund and Affiliates. The Investment Manager's responsibilities under this subsection include, but are not limited to, information published, distributed, or otherwise made available, and activities conducted through the Internet and other electronic media.

               (ix) the Investment Manager represents that any information or written records it provides to Bear Stearns will be true, accurate, and complete at the time of delivery. The Investment Manager acknowledges that, in performing its services under this Agreement, Bear Stearns will rely on any such information, written records, and instructions provided to it by the Investment Manager or any Fund, by their authorized employees, officers, or agents, or by Clients.

               (x) the agreements, representations and warranties made in this Agreement will be deemed continuing, and if at any time any event occurs that would make, or tend to make any of the representations and warranties not true, the Investment Manager will promptly notify Bear Stearns in writing within ten days.

         (b) Bear Stearns hereby agrees, represents and warrants that, as of the date hereof and for so long as this Agreement is in effect:

               (i) no subscription from a Prospective Investor will be effective unless and until it is accepted by the Investment Manager or Board of Managers, as applicable, and the Investment Manager or Board of Managers, as applicable, in its sole discretion may decline to accept any subscription submitted and may in its sole discretion subsequently redeem a Bear Stearns Investor via a tender offer from the Funds or otherwise terminate its or each Fund's relationship with a Bear Stearns Investor, subject to the terms set forth in each Fund Disclosure Documents pertaining to such Bear Stearns Investor and applicable law.

               (ii) it is registered as a broker-dealer with the SEC and a member of the National Association of Securities Dealers, Inc.

               (iii) its activities hereunder will comply with Rule 506 and other applicable provisions of Regulation D. Without limiting any of the foregoing, Bear Stearns will not engage in any form of "general solicitation or advertising" within the meaning of Regulation D when performing its duties under this Agreement.

               (iv) it is, or at the time of offers and sales of any Interest will be, in compliance with any requirements of federal and state "blue sky" laws and the rules or regulations there under with respect to its registration as a broker-dealer in connection with the offer and sale of the Interests.

               (v) it agrees not to introduce the Investment Manager to Prospective Investors in states and/or other jurisdictions in which it has been advised by the Investment Manager that offers and sales of Interests are not permitted or otherwise qualified to be made.

               (vi) it undertakes to perform its duties hereunder in a manner consistent with the instructions of the Investment Manager and consistent with the provisions of applicable law.

               (vii) the agreements, representations and warranties made in this Agreement will be deemed continuing, and if at any time any event occurs that would make, or tend to make any of the representations and warranties not true, Bear Stearns will promptly notify the Investment Manager in writing within ten days.

         8. INDEPENDENT CONTRACTOR; NON-EXCLUSIVE ARRANGEMENT. In performing the services for the Investment Manager as described herein, Bear Stearns will be regarded as an independent contractor and placement agent of the Investment Manager. Bear Stearns will not have any right or authority to create any obligations of any kind on behalf of the Investment Manager and will make no representation to any third party to the contrary. The Investment Manager and Bear Stearns each acknowledge and understand that Bear Stearns will provide services on a non-exclusive basis, meaning that it may serve as placement agent for other pooled investment vehicles, including those vehicles that have substantially similar investment programs or strategies. The Investment Manager and Bear Stearns each further acknowledge and understand that the Investment Manager may utilize the services of other placement agents and solicitors in connection with introducing prospects to the Fund(s) and to the Investment Manager.

         9. COMPENSATION. In payment for the services to be rendered hereunder, the Investment Manager will compensate Bear Stearns an annualized amount equal to 0.60% multiplied by the aggregate market value of each Bear Stearns Investor's investments in the Fund(s) on each day that the Investment Manager calculates its management fee with respect to the Fund(s). Investment Manager agrees to pay Bear Stearns its portion directly from any management fee that it charges to a Bear Stearns Investor, or to the Fund(s) in connection with a Bear

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Stearns Investor, within ten (10) calendar days of Investment Manager's receipt of such fees or allocations. The obligation of the Investment Manager to pay Bear Stearns hereunder shall remain for so long as a Bear Stearns Investor, or a Fund in connection with the investment of a Bear Stearns Investor, is charged a management fee, and shall survive the termination of this Agreement, unless the Investment Manager is notified to the contrary by Bear Stearns or such payment by the Investment Manager violates any applicable laws, rules and regulations. The Investment Manager acknowledges and agrees that Bear Stearns will generally offset investment advisory fees it earns with respect to Program Clients with compensation it receives in connection with this Agreement that is attributable to such Program Clients.

The parties hereto agree that the fee rates payable to Bear Stearns, as outlined in this Section, in consideration for providing the services described in the Agreement, will equal or exceed the fee rates and percentages payable by the Investment Manager to any other third party placement agent for providing substantially similar services to the Investment Manager pursuant to agreements substantially similar to this Agreement up to a maximum annualized amount equal to 0.75% multiplied by the aggregate market value of each Bear Stearns Investor's investments in the Fund(s) on each day that the Investment Manager calculates its management fee with respect to the Fund(s). The fee rates and percentages payable to Bear Stearns and fee rates and percentages payable to other third party placement agents for the provision of substantially similar services to the Investment Manager shall be reviewed on an on-going basis by Investment Manager to determine whether more favorable economic terms ("Different Terms") have been provided to other third party placement agents. If the Investment Manager, in its sole discretion, determines that another third party placement agent is receiving Different Terms, the Investment Manager shall notify Bear Stearns in writing (the "Notice"), any such Notice shall be deliverable solely via overnight courier, and, should Bear Stearns elect to receive such Different Terms (as conditioned above), provide the Different Terms to Bear Stearns retroactively as of the date that the Investment Manager entered into such Different Terms with the applicable third party placement agent. Bear Stearns shall be deemed to have rejected any offer of Different Terms unless, within 90 days after receiving the Notice, it delivers written notice to Investment Manager accepting such Different Terms.

         10. TERM AND TERMINATION.

         This Agreement will begin as of the date first written above and will continue until termination. Bear Stearns may, by giving thirty (30) days' prior written notice to the Investment Manager in Bear Stearns' sole discretion, terminate this Agreement as to any or all Fund(s) or upon such shorter notice as required by law, regulation, order, or instruction by a court of competent jurisdiction. The Investment Manager may terminate this Agreement as to any or all Fund(s) by giving Bear Stearns ninety (90) days' prior written notice, or upon such shorter notice as required by law, regulation, order, or instruction by a court of competent jurisdiction. If either party notifies the other party of a material breach of this Agreement by such other party and such party does not cure such breach within 14 business days of receipt of such notification, the non-breaching party may terminate this Agreement effective immediately. This Agreement will automatically terminate as to any or all Fund(s): (i) upon the termination of the Investment Manager's employment by such Fund(s); (ii) upon Bear Stearns' withdrawal as a broker-dealer registered with the SEC or (iii) in the event of its assignment by either party. Termination of this Agreement will result in the termination of all duties and authorities of each party, except as specifically set forth in this Agreement. Bear Stearns will notify Bear Stearns Investors of any such termination and may indicate one or more reasons for any such termination. Bear Stearns will have no liability to the Investment Manager, to any Fund managed, advised or otherwise sponsored, directly or indirectly, by Investment Manager or its affiliates, to any other investment fund, investment vehicle or separate account managed, advised or otherwise sponsored, directly or indirectly, by Investment Manager or its affiliates, or to any investors of such Funds or such other investment funds, investment vehicles or separate accounts as a result of Bear Stearns' decision to terminate participation of any Fund in the Programs or to otherwise determine to no longer make introductions of Prospective Investors.

         11. INDEMNIFICATION.

(a) The Investment Manager agrees to indemnify and hold Bear Stearns (which term for purposes of this Section 11 includes the directors, partners, controlling persons (as such term is defined under the Securities Act of 1933, as amended), officers, employees and agents of Bear Stearns) harmless from and against any and all losses, claims, damages, costs, liabilities or expenses (including reasonable attorney's fees and expenses), joint or several, to which Bear Stearns may become subject under any of the federal and state securities laws, under any other statute, at common law or otherwise resulting from the Investment Manager's or Fund's material breach of this Agreement, material violation of any federal or state securities laws, gross negligence or willful misconduct or misfeasance or any dispute or misunderstanding between the Investment Manager or Fund and any investor, including Bear Stearns Investors, arising out of the Investment Manager's management and operation of or other services the Investment Manager or other service provider (including, but not limited to, its accountants, lawyers and/or administrators), provides directly to or on behalf of the Investment Manager and/or Fund and/or the Investment Manager's and Fund(s)' direct relationship and/or communication with any investor; provided, however, that the Investment Manager will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense results from material breach of this Agreement, material violation of any federal or state securities laws, or the gross negligence, willful misconduct or misfeasance of Bear Stearns (or by any other indemnified person under this paragraph); provided that it is agreed that the Investment Manager, and not Bear Stearns, will be responsible for the accuracy and completeness of any private placement memorandum, marketing materials (including, but not limited to, the Fund Profile) and all Fund Information and Investment Manager Information authorized by the Investment Manager for use by Bear Stearns for which authorization has not been revoked in writing.

         (b) Bear Stearns agrees to indemnify and hold the Investment Manager (which term for purposes of this Section 11 includes the directors, partners, controlling persons (as such term is defined under the Securities Act of 1933, as amended), officers, employees and agents of the Investment Manager) harmless from and against any and all losses, claims, damages, costs, liabilities or expenses (including reasonable attorney's fees and expenses), joint or several, to which the Investment Manager may become subject under any of the federal and state securities laws, under any other statute, at common law or otherwise resulting from Bear Stearns's material breach of this Agreement, material violation of any federal or state securities laws, gross negligence or willful misconduct or misfeasance; provided, however, that Bear Stearns will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense results from material breach of this Agreement, material violation of any federal or state securities laws or the gross negligence, willful misconduct or misfeasance of the Investment Manager and/or Fund (or by any other indemnified person under this paragraph).

         (c) No indemnified person (an "Indemnified Person") seeking indemnification, reimbursement or contribution under this Agreement will, without the indemnifying person's written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened proceeding. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or the making of any claim, such Indemnified Person will notify the person from which indemnification is sought (the "Indemnifying Person") thereof. The failure to so notify the Indemnifying Person will not relieve the Indemnifying Person from any liability which the Indemnifying Person may have hereunder except to the extent such failure results in prejudice to the Indemnifying Person. In case any action or claim is brought against any Indemnified Person and it notifies the Indemnifying Person of the commencement or making thereof, the Indemnifying Person will be entitled to participate therein and, to the extent that the Indemnifying Person may elect by notice to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof, provided that the counsel selected by the Indemnifying Person is reasonably acceptable to all Indemnified Persons. Upon receipt of notice from the Indemnifying Person to such Indemnified Person of the Indemnifying Person's election so to assume the defense of such action or claim, the Indemnifying Person will not be liable to such Indemnified Person under this indemnification provision for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof (other than costs of investigation or the production of documents or witnesses) (i) unless the Indemnifying Person has failed to provide legal counsel reasonably satisfactory to such Indemnified Person in a timely manner; or (ii) such Indemnified Person will have reasonably concluded that the representation for such Indemnified Person by legal counsel selected by the Indemnifying Person would be inappropriate due to actual or potential differing interests, in which case the Indemnifying Person will pay reasonable fees and disbursements of one separate counsel retained by the Indemnified Person as incurred.

         (d) In any event, no party hereto shall be liable for any special, consequential or incidental damages.

         (e) This Section 11 will survive the termination of this Agreement.

         12. CONFIDENTIALITY AND NON-SOLICITATIOn. Each of Bear Stearns and the Investment Manager agrees to keep in strict confidence, and each will not disclose the contents, terms, or provisions set forth in this Agreement, documents relating to the business of Bear Stearns or the Investment Manager, nor any other proprietary and non-public information of the other party ("Confidential Information"), during the term of this Agreement and thereafter; provided, however, the foregoing will not prohibit disclosures (i) pursuant to the exercise of the parties' responsibilities under this Agreement, (ii) required by law or legal process or (iii) of matters which become public other than by the actions of the disclosing party hereunder. In the event that disclosure of Confidential Information covered by this Section is required, the disclosing party will, to the extent legally permissible, promptly give the other party prior written notice of the disclosure. The Investment Manager will not use any of Bear Stearns' Confidential Information for any purpose other than the performance of its respective obligations under this Agreement. In addition, the Investment Manager shall not solicit any Bear Stearns Investor for any investment in the Fund(s) or for any other investment, product or service offered by Investment Manager or its affiliates, or for any investment advisory or brokerage program or service other than the Program, that might make available the Fund(s) or any other investment, product or service offered by or similar to, those offered by the Investment Manager or its affiliates, without the prior written consent of Bear Stearns. This Section 12 will survive the termination of this Agreement. Bear Stearns and the Investment Manager agree that if there is any breach of this Section that would result in immediate and irreparable harm to the other party and for which there would be no adequate remedy at law, the non-breaching party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

         13. MISCELLANEOUS.

         (a) If any agreement, covenant, warranty or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other agreements, covenants, warranties, and other provisions of this Agreement shall, nevertheless, remain in full force and effect.

         (b) No waiver by any party of a breach or non-performance of any provision or obligation of this Agreement will be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

         (c) This Agreement may not be amended other than by a writing executed by Bear Stearns and the Investment Manager. Neither Bear Stearns nor the Investment Manager may assign (as defined in the Advisers Act) this Agreement without the written consent of the other.

         (d) This Agreement is the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof, and may not be amended, supplemented, or modified except by written instrument executed by all parties hereto.

         (e) All notices, consents, authorizations or other communications provided for herein will be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission, or sent by registered or certified air mail, return receipt requested, postage prepaid, to the party entitled to such notice by the other party to this Agreement at the address set forth below or such other address as will be specified by notice given as aforesaid. If to

Bear Stearns:   Bear, Stearns & Co. Inc.             Bear, Stearns & Co, Inc.
                383 Madison Avenue                   383 Madison Avenue
                New York, New York 10179             New York, New York 10179

                Attn:   John Hyman                  Attn:  Craig Goos
                        Bear Stearns Advisory              Bear Stearns Advisory
                        Services  Department               Services Department

                Telephone:    212-272-4782           Telephone:    212-272-7020
                Fascimile:    917-849-1502           Facsimile:    917-849-1741

Investment      Mezzacappa Investors, LLC
Manager:        630 Fifth Avenue, Suite 2600
                New York, New York 10111

                Attn:   Damon Mezzacappa

                Telephone:  212-332-1611
                Fascimile:

         (f) This Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which will constitute one and the same document.

         (g) This Agreement will be interpreted in accordance with New York law, without regard to the choice of law principles thereof. Any dispute or controversy, related to this Agreement, among Bear Stearns, the Investment Manager, and/or any of their control persons, predecessors, subsidiaries, affiliates, assigns, or employees, will be determined by binding arbitration at a proceeding held under the auspices and in accordance with the rules, regulations and procedures of the New York Stock Exchange, Inc. The award from any such arbitration will be final and judgment thereon may be entered in any court having jurisdiction and the Investment Manager and its personnel hereby submit to the jurisdiction of any such court for the purpose of entering such judgment. Any right to trial by jury with respect to any claim or action is hereby waived by all parties to this Agreement. This Section 13(g) will survive the termination of the Agreement.

 IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.

MEZZACAPPA INVESTORS, LLC

By: __________________________________
Name:

Title:

BEAR, STEARNS & CO. INC.

By: __________________________________
Name:

Title:

                                   APPENDIX A

                            Mezzacappa Partners, LLC

                                   APPENDIX B

                               OPERATIONAL FORMS



                         GENERIC ALTERNATIVE INVESTMENT

PRODUCT NAME      BEAR STEARNS    BEAR STEARNS   BEAR STEARNS    RR NAME  RR#  RR BRANCH   INCEPTION     INITIAL        PRIOR
                    SECURITY         ACCOUNT       ACCOUNT                                    DATE     INVESTMENT       MONTH
                   IDENTIFIER          NAME       NUMBER (8                                            (PURCHASE        VALUE
                                                DIGIT ACCOUNT                                            PRICE)
                                                NUMBER FOLLOWED
                                                   BY A 1.
                                                   NO  DASHES.
----------------------------------------------------------------------------------------------------------------------------------
ABC Fund LLC      Created by      Last Name,      220123451      Last Name,  123  BSNY     1/1/2001   250,000.00       250,000.00
                 Bear Stearn     First Name                     First Name



Prior      Additions/         Gain/       Current     Current     Current     Current     Custodian
Month      Withdrawals        Loss         Value     Valuation    Quantity     Price        Name
 Date                                                  Date
----------------------------------------------------------------------------------------------------
2/28/2005    0.00          10,000.00    270,000.00   3/31/2005














                              GENERIC FEE TEMPLATE

PRODUCT     SECURITY #    CLIENT            CLIENT          RR #        RR NAME     RR BRANCH     BI CODE            EFFEC. DATE
NAME                       NAME             NUMBER                                                               (DATE INFORMATION
                                           (8 DIGIT                                                                     IS SENT)
                                          NUMBER WITH
                                         A 1 AT THE END.
                                            NO DASHES
                                            OR SPACES.
-----------------------------------------------------------------------------------------------------------------------------------
ABC Fund LLC  Created by      Last Name,   220123451         123        Last Name,     BSNY        9P      Leave         12/15/04
              Bear Stearns   First Name                                First Name                           this
                                                                                                           Column
                                                                                                            Blank





PRIOR       CURRENT       FEE       FEE  PAID TO      PAYOUT %       DESCRIPTION          ADJ. FEE
MONTH      ADJUSTED     CHARGED        BEAR
BALANCE    BALANCE      TO CLIENT     STEARNS
-----------------------------------------------------------------------------------------------------
######   1234569.00     300.00        60.00           GRID         11-04 Management Fee       6








                                   APPENDIX C

                             Form of Legal Opinion

E-mail:rosenberg@tanhelp.com
Writer's Direct Dial: (212) 508-6711                             August __, 2005

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

      Mezzacappa Partners, LLC (the "Fund")

Ladies and Gentlemen:

         Reference is made to the Placement Agent Agreement dated as of August ___, 2005 (the "Placement Agent Agreement") between you, Bear, Stearns & Co. Inc. ("Bear Stearns"), and Mezzacappa Investors, LLC (the "Investment Manager").

         We have acted as counsel to the Investment Manager in connection with the transactions contemplated by the Placement Agent Agreement. Bear Stearns has requested that we render our opinion with respect to various matters in connection therewith. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings set forth or referred to in the Placement Agent Agreement.

         In rendering the opinions set forth herein, we have examined:

         (a) The Organizational Documents (as defined in Annex A);

         (b) The Placement Agent Agreement;

         (c) The Fund's Registration Statement on Form N-2;

         (d) The Investment Management Agreement between the Fund and the Investment Manager;

         (e) The Fund's Subscription Agreement;

         (f) Such other agreements, instruments and documents, and such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

         Additionally, we have examined originals or copies, certified to our satisfaction, of such certificates of public officials and officers and representatives of the Investment Manager, as the case may be, and we have made such inquiries of officers and representatives of the Investment Manager as we have deemed relevant or necessary, as the basis for the opinions set forth herein.

         In rendering the opinions expressed below, we have assumed that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine (other than of those persons signing on behalf of the Investment Manager), all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

         Additionally, we have assumed and/or relied upon, the following without any inquiry: Certificates of good standing for the Investment Manager and the Fund dated July 7, 2005 and our opinions regarding good standing of the Investment Manager and the Fund are made solely in reliance on said certificate, and to the best of our knowledge after due inquiry.

         Based upon the foregoing, it is our opinion that:

         1. The Fund has been duly formed, is validly existing and is in good standing under the laws of the state of Delaware.

         2. The Fund has filed a registration statement on Form N-2 with the Securities and Exchange Commission and is a registered investment company under the Investment Company Act of 1940, as amended (the "Company Act").

         3. The Fund has made all appropriate state securities law filings that are required to be made as of the date hereof.

         4. The Investment Manager is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

         5. The Investment Manager has all necessary power and authority to execute, deliver and perform its obligations under Placement Agent Agreement dated as of the date hereof by and between the Investment Manager and Bear Stearns.

         6. The execution and delivery of the Placement Agent Agreement by the Investment Manager and the performance of its obligations thereunder have been duly and validly authorized by all necessary actions of the Investment Manager and the Fund and constitute the legal, valid and binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms.

         7. The execution and delivery of the Fund's Limited Liability Company Agreement by an officer of the Fund and the performance of its obligations thereunder have been duly and validly authorized by all necessary actions of the Fund.

         8. The execution and delivery of the Investment Management Agreement by the Investment Manager and by an officer of the Fund and the performance of their obligations thereunder have been duly and validly authorized by all necessary actions of the Investment Manager and the Fund and constitute their legal, valid and binding obligations in accordance with its terms.

         9. The execution, delivery and performance of the Placement Agent
Agreement: (a) will not violate any New York or United States federal law or regulation, the Delaware Limited Liability Company Act or the Company Act or any order or decree binding on the Investment Manager or the Fund, known to us, of any court or governmental instrumentality; (b) is permissible in accordance with the terms of, and will not conflict with or result in the breach or termination of, or constitute a default under, the Fund's Organizational Documents (as defined in Annex A), as applicable; (c) will not conflict with or result in the breach or termination of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument known to us to which the Investment Manager or the Fund is a party or by which the Investment Manager or the Fund, or any of their property is bound; (d) will not result in the creation or the imposition of any lien upon any of the property of the Investment Manager or the Fund pursuant to any such agreement; and (e) will not require the consent, approval, waiver, license, authorization or order of any court or governmental agency or body other than any such required consent, approval, waiver, license, authorization or order that has previously been obtained by the Investment Manager or the Fund.

         10. To our knowledge, there is no action, suit or proceeding pending or threatened against or otherwise affecting either the Investment Manager or the Fund before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality.

         11. To our knowledge, the offer and sale of the Fund's Interests as conducted to date are exempt from the registration requirements of the Securities Act of 1933, as amended.

         The opinions as expressed herein are subject to the following qualifications:

         (a) We are members of the Bar of the State of New York. We are not admitted to practice law in any other jurisdiction but are familiar with certain laws of the State of Delaware and, therefore, express no opinion with respect to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Federal laws of the United States.

         (b) We express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Placement Agent Agreement to the extent any such rights are violative of the public policy underlying any law, rule or regulation (including, without limitation, any Federal or state securities law, rule or regulation).

         (c) We express no opinion as to any provision of the Placement Agent Agreement to the extent it authorizes or permits any Person, other than the party to the Placement Agent Agreement to whom an obligation is owed, to set-off or apply any deposit, property or indebtedness in respect of such obligation.

         (d) We express no opinion as to any provision of the Placement Agent Agreement intended to establish any standard as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, fair dealing, reasonableness or care.

         (e) We express no opinion as to the enforceability of any provision of the Placement Agent Agreement which purports to provide for a waiver by the Investment Manager or the Fund of any immunity or right which may be available to Bear Stearns.

         (f) We express no opinion as to the effect on the enforceability of the Placement Agent Agreement providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

         (g) We express no opinion of the effect on the enforceability of the Placement Agent Agreement of any provision authorizing or permitting the recovery of attorneys' fees in excess of reasonable attorneys' fees.

         (h) The enforceability of certain rights and remedies set forth in the Placement Agent Agreement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights or the enforcement of security interests and liens, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including, without limitation, possible unavailability of specific performance, injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.

         (i) The phrase "to our knowledge" means to our actual knowledge, without independent investigation.

         This letter constitutes our opinion only and shall not be deemed to be a guarantee of the matters set forth herein. This opinion is given as of the date hereof, and we undertake no obligation, and hereby disclaim any obligation, to update or supplement this opinion in respect to subsequent changes in the law or future events affecting the transactions contemplated by the Placement Agent Agreement or resulting from matters that may hereinafter be brought to our attention. We do not give any opinion except as set forth above. This opinion is being furnished only to you, and may not be furnished to, used, circulated, quoted or relied upon or otherwise referred to any governmental agency, entity or person for any purpose whatsoever without our express prior written consent.

                                                      Very truly yours,

                                                      TANNENBAUM HELPERN
                                                      SYRACUSE & HIRSCHTRITT LLP

                                   EXHIBIT I

                       BEAR STEARNS DISCLOSURE STATEMENT

         Mezzacappa Investors, LLC (the "Investment Manager"), a Delaware limited liability company, is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. The Investment Manager has engaged the services of Bear, Stearns & Co. Inc. ("Bear Stearns"), a registered broker-dealer, to introduce prospective investors to acquire interests (each an "Interest") in Mezzacappa Partners, LLC (the "Fund"). The Investment Manager acts as investment manager to the Fund.

         The Investment Manager and Bear Stearns are not affiliated and Bear Stearns performs its services as solicitor and placement agent pursuant to a written agreement between the Investment Manager and Bear Stearns.

         Bear Stearns Securities Corp. ("BSSC"), a subsidiary of Bear Stearns, may provide prime broker services to underlying hedge funds (the "Investment Funds") used by the Fund which may include execution, lending, custody and other services for which BSSC earns commissions, fees or other compensation. In addition, Bear Stearns and its affiliates, may also receive, as broker, commissions, fees or other additional compensation from the Investment Funds in connection with the execution of transactions directed by the Investment Funds through Bear Stearns. Moreover, through these relationships Bear Stearns and its affiliates may obtain information about Investment Funds and/or its accounts. Bear Stearns has no obligation to disclose to you any information obtained through these relationships. Bear Stearns may also take actions in the course of those relationships that adversely affect the Fund and its clients, including investors in the Fund or other funds advised by the Investment Manager.

         For each person who is referred by Bear Stearns and who acquires an Interest, the Investment Manager has agreed to pay Bear Stearns an annualized amount equal to 0.60% multiplied by the aggregate market value of each investor's investments in the Fund who invest in the Fund following the solicitation and placement agent activities of Bear Stearns (including you) (collectively, "Investors").

         This compensation to Bear Stearns does not in any way affect any management or performance fee to which you would be subject in the event that you acquired an Interest without the solicitation of Bear Stearns.

         Bear Stearns has in the last ten years been the subject of SEC Orders Making Findings and Imposing Sanctions under the Securities Exchange Act of 1934 (the "Exchange Act") as follows: (1) On January 11, 1999, the SEC found that Bear Stearns violated various trading and other requirements under the Exchange Act in connection with its market-making activities on the NASDAQ Stock Market. Bear Stearns settled this case with the SEC, along with a number of other settling firms, without admitting or denying the SEC findings; (2) On April 28, 2003, the SEC and other state and self-regulators, found Bear Stearns violated Federal securities laws, in connection with alleged research analyst conflicts of interest. Bear Stearns, along with many leading securities firms, settled this case without admitting or denying any allegations, findings or conclusions. The settlement requires Bear Stearns to pay monetary penalties and make other payments and to adopt various additional policies, systems, procedures and other safeguards to ensure further the integrity of Bear Stearns's investment research. Bear Stearns also consented to a voluntary initiative imposing restrictions on the allocation of shares in initial public offerings to executives and directors of public companies.

CLIENT ACKNOWLEDGEMENT

By signing below, I understand and acknowledge the following:

         1. An investment in any fund of hedge funds is speculative and involves a high degree of risk, which each investor must carefully consider. Returns generated from an investment in a fund of hedge funds may not adequately compensate investors for the business and financial risks assumed. While funds of hedge funds are subject to market risks common to other types of investments, including market volatility, hedge funds employ certain trading techniques, such as the use of leveraging and other speculative investment practices that may increase the risk of investment loss. Other risks associated with fund of hedge funds investments include, but are not limited to, the fact that Investment
Funds:

         o May generate substantial losses as well as profits and may suffer an entire loss of capital; performance may be volatile (which volatility can be magnified through the use of derivative instruments that include elements of leverage);

         o Investment-Fund strategies may lack diversification and be highly concentrated in certain types of securities, economic and/or industrial sectors and/or specific securities;

         o May effect a substantial portion of its trades on foreign exchanges, which may trigger risks related to settlement of transactions, currency fluctuation, liquidity, counterparty and stock registration risk;

         o May face risks related to international investing, including political, economic and currency risk and require government approvals for the repatriation of investment income, capital or sales proceeds;

         o Can be highly illiquid, may use leverage to enhance returns or short selling (which has the potential for unlimited risk to the investment); derivative instruments (such as call options, put options, futures contracts and structured notes) may be used for speculative and hedging strategies; Investment Funds may involve complex tax strategies;

         o May invest in a variety of other securities, including, among others, equity securities (including large-, mid-, small- and micro-cap), fixed income securities (including, but not limited to, distressed and non-investment grade debt), mortgage-backed securities, repurchase and reverse repurchase securities and restricted and illiquid securities. Investment Funds will be subject to specific risks related to such securities and strategies, including, but not limited to, changing economic conditions and fundamental characteristics, interest rate, credit and market risk, counterparty risk, prepayment risk, bankruptcy and restructuring of issuers, lack of liquidity and pricing risks;

         o May have a limited operating history and risk of loss due to the loss of a key individual;

         o Are not subject to the same regulatory requirements as mutual funds;

         o May not be required to provide periodic pricing or valuation information to investors; therefore transparency at the Investment-Fund level may be limited;

         o May encounter delays in distributing important tax information; an investor's tax liability (including the Fund) may exceed cash distributions;

         o May not have a secondary market for an investor's interest in the Investment-Fund and none may be expected to develop;

         o May have restrictions on redemptions that do not correspond to Fund restrictions on redemptions, which may impact the Fund's ability to effect redemptions;

         o Fees may offset Investment-Fund trading profits; funds of hedge funds are subject to fees at the Fund level and the Investment Fund level;

         o May have potential conflict of interests, including but not limited to, those related trading securities as principal for their own account and those related to allocations of securities among multiple accounts/funds managed by the Investment-Fund manager.


         2. The Fund may have the same risks as described above. The Fund's portfolio may lack diversification and be highly concentrated in certain types of Investment Funds and Investment Funds that take contrary positions or concentrations. The Fund also may have limited transparency into the operations of Investment Funds and little or no means of independently verifying valuations provided by Investment Funds.

The above discussions of the various risks associated with the Fund and the Interests are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. A prospective investor should read the Fund's Private Placement Memorandum including, but not limited to, the Risk Factors and Conflicts of Interests sections and Subscription Documents and Operating Agreement (collectively, "Offering Documents"), carefully prior to making any investments.

3. I have received and reviewed a copy of Part II of the Investment Manager's Form ADV;

4. I have received and reviewed a copy of Bear Stearns Disclosure Statement dated __________.

______________________________       __________________________
Name:                                     Date:

______________________________       __________________________
Name:                                     Date: